CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements as of December 31, 1996 and for the year then ended, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-34206 and 33-79676).





Denver, Colorado                             ARTHUR ANDERSEN LLP
March 31, 1997